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                                                                      EXHIBIT 23

                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS




Star Scientific, Inc. and Subsidiaries
Petersburg, Virginia


As independent certified public accountants for Star Scientific, Inc. and Subsidiaries, we hereby consent to the use in this Form 10-KSB Annual Report for Star Scientific, Inc. and Subsidiaries of our report included herein, which has a date of March 26, 1999 relating to the consolidated balance sheet of Star Scientific, Inc. and Subsidiaries as of December 31, 1998 and the related consolidated statements of operations, cash flows, and stockholders' equity for the year then ended.


                                                      AIDMAN, PISER & CO.


Tampa, Florida
April 15, 1999